Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2024.

WAUWATOSA, WI – 1/28/25– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.2 million, or $0.28 per diluted share, for the quarter ended December 31, 2024 compared to net loss of $40,000, or less than $0.01 per diluted share, for the quarter ended December 31, 2023.  Net income per diluted share was $1.01 for the year ended December 31, 2024 compared to net income per diluted share of $0.46 for the year ended December 31, 2023.

"We are pleased with the company's performance compared to the prior year and looking to build off of the positives from 2024,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "We achieved loan growth, achieved core deposit growth (excluding brokered certificates of deposit), and continued to maintain strong asset quality metrics. The interest rate environment created challenges for both the Community Banking and Mortgage Banking segments even with the 100 bps cut in the Federal Funds rate during the second half of the year. The Mortgage Banking segment remained profitable due in large part to our continued focus on cost control as funding volumes are still facing headwinds from the higher fixed-rate mortgage rates. Waterstone Financial, Inc. remained active in share repurchases and continued to pay out dividends, as we are committed to shareholder returns."

Highlights of the Quarter Ended December 31, 2024

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $5.2 million for the quarter ended December 31, 2024, compared to a net loss of $40,000 for the quarter ended December 31, 2023.
●	Consolidated return on average assets was 0.94% for the quarter ended December 31, 2024 compared to (0.01)% for the quarter ended December 31, 2023.
●	Consolidated return on average equity was 6.05% for the quarter ended December 31, 2024 and (0.05)% for the quarter ended December 31, 2023.
●	Dividends declared during the quarter ended December 31, 2024 totaled $0.15 per common share.
●	During the quarter ended December 31, 2024, we repurchased approximately 194,000 shares at a cost (including the federal excise tax) of $2.8 million, or $14.43 per share.
●	Nonperforming assets as a percentage of total assets was 0.28% at December 31, 2024, 0.25% at September 30, 2024, and 0.23% at December 31, 2023.
●	Past due loans as a percentage of total loans was 0.95% at December 31, 2024, 0.63% at September 30, 2024, and 0.68% at December 31, 2023.
●	Book value per share was $17.53 at December 31, 2024 and $16.94 at December 31, 2023.

Community Banking Segment

●	Pre-tax income totaled $6.7 million for the quarter ended December 31, 2024, which represents a $1.4 million, or 26.0%, increase compared to $5.3 million for the quarter ended December 31, 2023.
●	Net interest income totaled $12.9 million for the quarter ended December 31, 2024, which represents a $830,000, or 6.9%, increase compared to $12.1 million for the quarter ended December 31, 2023.
●	Average loans held for investment totaled $1.68 billion during the quarter ended December 31, 2024, which represents an increase of $21.5 million, or 1.3%, compared to $1.66 billion for the quarter ended December 31, 2023. The increase was primarily due to increases in the construction, commercial real estate, and multi-family mortgages. Average loans held for investment decreased $6.3 million compared to $1.69 billion for the quarter ended September 30, 2024. The decrease was primarily due to decreases in construction and one- to four-family mortgages.
●	Net interest margin increased 17 basis points to 2.42% for the quarter ended December 31, 2024 compared to 2.25% for the quarter ended December 31, 2023, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale offset by a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin increased 29 basis points compared to 2.13% for the quarter ended September 30, 2024, primarily driven by an increase in weighted average yield on loans receivable and held for sale and a decrease in weighted average cost of borrowings.
●	Past due loans at the community banking segment totaled $12.8 million at December 31, 2024, $8.0 million at September 30, 2024, and $7.9 million at December 31, 2023.

●

The segment had a provision for credit losses related to funded loans of $61,000 for the quarter ended December 31, 2024 compared to a negative provision for credit losses related to funded loans of $17,000 for the quarter ended December 31, 2023.  The current quarter increase was primarily due to an increase in the qualitative factors primarily related to increases in economic risks related to commercial real estate loans during the quarter offset by a decrease in historical loss rates. The provision for credit losses related to unfunded loan commitments was $270,000 for the quarter ended December 31, 2024 compared to a negative provision for credit losses related to unfunded loan commitments of $533,000 for the quarter ended December 31, 2023. The provision for credit losses related to unfunded loan commitments for the quarter ended December 31, 2024 was due primarily to an increase of construction loans that are currently waiting to be funded compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 51.54% for the quarter ended December 31, 2024, compared to 63.26% for the quarter ended December 31, 2023.
●	Average core deposits (excluding brokered and escrow accounts) totaled $1.27 billion during the quarter ended December 31, 2024, an increase of $65.8 million, or 5.4%, compared to $1.21 billion during the quarter ended December 31, 2023. Average deposits increased $28.8 million, or 9.2% annualized, compared to $1.25 billion for the quarter ended September 30, 2024. The increases were primarily due to an increase in certificates of deposit balances. The segment had $94.3 million in brokered certificate of deposits at December 31, 2024.

Mortgage Banking Segment

●	Pre-tax loss totaled $625,000 for the quarter ended December 31, 2024, compared to a $6.0 million of pre-tax loss for the quarter ended December 31, 2023.
●	Loan originations increased $12.3 million, or 2.7%, to $470.7 million during the quarter ended December 31, 2024, compared to $458.4 million during the quarter ended December 31, 2023. Origination volume relative to purchase activity accounted for 82.1% of originations for the quarter ended December 31, 2024 compared to 95.7% of total originations for the quarter ended December 31, 2023.
●	Mortgage banking non-interest income increased $1.4 million, or 8.9%, to $17.5 million for the quarter ended December 31, 2024, compared to $16.0 million for the quarter ended December 31, 2023.
●	Gross margin on loans sold totaled 3.74% for the quarter ended December 31, 2024, compared to 3.51% for the quarter ended December 31, 2023.
●	Total compensation, payroll taxes and other employee benefits decreased $1.1 million, or 7.4%, to $13.8 million during the quarter ended December 31, 2024 compared to $14.9 million during the quarter ended December 31, 2023. The decrease primarily related to decreased salary expense, health insurance expense, and sign-on incentives driven by reduced employee headcount and fewer new branches added over the past year.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In Thousands, except per share amounts)
Interest income:
Loans	$26,391	$24,288	$103,066	$90,148
Mortgage-related securities	1,136	1,081	4,496	4,053
Debt securities, federal funds sold and short-term investments	1,525	1,325	5,606	5,007
Total interest income	29,052	26,694	113,168	99,208
Interest expense:
Deposits	11,410	8,253	40,573	25,738
Borrowings	4,807	6,685	26,427	23,255
Total interest expense	16,217	14,938	67,000	48,993
Net interest income	12,835	11,756	46,168	50,215
Provision (credit) for credit losses	367	(435)	(168)	656
Net interest income after provision (credit) for loan losses	12,468	12,191	46,336	49,559
Noninterest income:
Service charges on loans and deposits	626	328	2,060	1,819
Increase in cash surrender value of life insurance	407	337	1,969	1,710
Mortgage banking income	17,365	15,830	83,565	75,686
Other	607	381	1,708	1,970
Total noninterest income	19,005	16,876	89,302	81,185
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	18,423	20,061	81,078	84,096
Occupancy, office furniture, and equipment	1,579	2,021	7,573	8,323
Advertising	727	1,030	3,554	3,779
Data processing	1,233	1,212	4,978	4,653
Communications	224	269	922	988
Professional fees	1,114	907	3,184	2,686
Real estate owned	12	1	26	4
Loan processing expense	486	756	3,090	3,428
Other	1,469	3,405	7,231	11,755
Total noninterest expenses	25,267	29,662	111,636	119,712
Income (loss) before income taxes (benefit)	6,206	(595)	24,002	11,032
Income tax expense (benefit)	996	(555)	5,314	1,657
Net income (loss)	$5,210	$(40)	$18,688	$9,375
Income (loss) per share:
Basic	$0.28	$(0.00)	$1.01	$0.47
Diluted	$0.28	$(0.00)	$1.01	$0.46
Weighted average shares outstanding:
Basic	18,335	19,380	18,556	20,158
Diluted	18,396	19,398	18,589	20,196

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2024	2023
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$35,182	$30,667
Federal funds sold	4,302	5,493
Interest-earning deposits in other financial institutions and other short term investments	277	261
Cash and cash equivalents	39,761	36,421
Securities available for sale (at fair value)	208,549	204,907
Loans held for sale (at fair value)	135,909	164,993
Loans receivable	1,680,576	1,664,215
Less: Allowance for credit losses ("ACL") - loans	18,247	18,549
Loans receivable, net	1,662,329	1,645,666

Office properties and equipment, net	19,389	19,995
Federal Home Loan Bank stock (at cost)	20,295	20,880
Cash surrender value of life insurance	74,612	67,859
Real estate owned, net	505	254
Prepaid expenses and other assets	48,259	52,414
Total assets	$2,209,608	$2,213,389

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$171,115	$187,107
Money market and savings deposits	283,243	273,233
Time deposits	905,539	730,284
Total deposits	1,359,897	1,190,624

Borrowings	446,519	611,054
Advance payments by borrowers for taxes	5,630	6,607
Other liabilities	58,427	61,048
Total liabilities	1,870,473	1,869,333

Shareholders' equity:
Preferred stock	-	-
Common stock	193	203
Additional paid-in capital	91,214	103,908
Retained earnings	277,196	269,606
Unearned ESOP shares	(10,682)	(11,869)
Accumulated other comprehensive loss, net of taxes	(18,786)	(17,792)
Total shareholders' equity	339,135	344,056
Total liabilities and shareholders' equity	$2,209,608	$2,213,389

Share Information
Shares outstanding	19,343	20,315
Book value per share	$17.53	$16.94

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$12,835	$11,517	$10,679	$11,137	$11,756
Provision (credit) for credit losses	367	(377)	(225)	67	(435)
Total noninterest income	19,005	22,552	26,497	21,248	16,876
Total noninterest expense	25,267	28,560	30,259	27,550	29,662
Income (loss) before income taxes (benefit)	6,206	5,886	7,142	4,768	(595)
Income tax expense (benefit)	996	1,158	1,430	1,730	(555)
Net income (loss)	$5,210	$4,728	$5,712	$3,038	$(40)
Income (loss) per share – basic	$0.28	$0.26	$0.31	$0.16	$(0.00)
Income (loss) per share – diluted	$0.28	$0.26	$0.31	$0.16	$(0.00)
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	0.94%	0.83%	1.02%	0.56%	-0.01%
Return on average equity - QTD	6.05%	5.55%	6.84%	3.56%	-0.05%
Net interest margin - QTD	2.42%	2.13%	2.01%	2.15%	2.25%

Return on average assets - YTD	0.84%	0.81%	0.79%	0.56%	0.44%
Return on average equity - YTD	5.48%	5.30%	5.17%	3.56%	2.62%
Net interest margin - YTD	2.17%	2.09%	2.08%	2.15%	2.46%

Asset Quality Ratios:
Past due loans to total loans	0.95%	0.63%	0.76%	0.64%	0.68%
Nonaccrual loans to total loans	0.34%	0.32%	0.33%	0.29%	0.29%
Nonperforming assets to total assets	0.28%	0.25%	0.25%	0.23%	0.23%
Allowance for credit losses - loans to loans receivable	1.09%	1.07%	1.10%	1.10%	1.11%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,819,574	$1,870,627	$1,859,608	$1,805,102	$1,797,988
Mortgage related securities	168,521	170,221	171,895	172,077	172,863
Debt securities, federal funds sold and short term investments	124,658	115,270	107,992	110,431	106,504
Total interest-earning assets	2,112,753	2,156,118	2,139,495	2,087,610	2,077,355
Noninterest-earning assets	100,627	104,600	104,019	103,815	105,073
Total assets	$2,213,380	$2,260,718	$2,243,514	$2,191,425	$2,182,428

Interest-bearing liabilities
Demand accounts	$92,247	$89,334	$91,300	$87,393	$91,868
Money market, savings, and escrow accounts	306,478	304,116	293,483	281,171	302,121
Certificates of deposit - retail	810,340	786,228	758,252	739,543	735,418
Certificates of deposit - brokered	59,254	-	-	-	-
Total interest-bearing deposits	1,268,319	1,179,678	1,143,035	1,108,107	1,129,407
Borrowings	464,964	600,570	622,771	602,724	549,210
Total interest-bearing liabilities	1,733,283	1,780,248	1,765,806	1,710,831	1,678,617
Noninterest-bearing demand deposits	87,889	91,532	93,637	92,129	102,261
Noninterest-bearing liabilities	49,645	49,787	48,315	45,484	56,859
Total liabilities	1,870,817	1,921,567	1,907,758	1,848,444	1,837,737
Equity	342,563	339,151	335,756	342,981	344,691
Total liabilities and equity	$2,213,380	$2,260,718	$2,243,514	$2,191,425	$2,182,428

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.75%	5.65%	5.54%	5.46%	5.36%
Mortgage related securities	2.67%	2.66%	2.63%	2.57%	2.48%
Debt securities, federal funds sold and short term investments	4.85%	5.05%	4.82%	4.82%	4.94%
Total interest-earning assets	5.46%	5.39%	5.27%	5.18%	5.10%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.00%	1.94%	1.89%	1.79%	1.64%
Certificates of deposit - retail	4.53%	4.54%	4.41%	4.19%	3.76%
Certificates of deposit - brokered	4.18%	0.00%	0.00%	0.00%	0.00%
Total interest-bearing deposits	3.58%	3.53%	3.42%	3.26%	2.90%
Borrowings	4.11%	4.77%	4.92%	4.54%	4.83%
Total interest-bearing liabilities	3.72%	3.95%	3.95%	3.71%	3.53%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$12,886	$12,250	$11,234	$11,598	$12,056
Provision (credit) for credit losses	331	(302)	(279)	105	(550)
Total noninterest income	1,595	1,227	1,491	990	894
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,883	5,326	5,116	5,360	5,397
Occupancy, office furniture and equipment	825	904	983	1,000	916
Advertising	204	311	229	174	363
Data processing	691	720	687	693	626
Communications	89	80	72	65	75
Professional fees	196	190	177	208	186
Real estate owned	12	-	1	13	1
Loan processing expense	-	-	-	-	-
Other	563	602	672	691	628
Total noninterest expense	7,463	8,133	7,937	8,204	8,192
Income before income taxes	6,687	5,646	5,067	4,279	5,308
Income tax expense	1,399	941	718	1,639	1,234
Net income	$5,288	$4,705	$4,349	$2,640	$4,074

Efficiency ratio - QTD (non-GAAP)	51.54%	60.35%	62.37%	65.17%	63.26%
Efficiency ratio - YTD (non-GAAP)	59.58%	62.58%	63.77%	65.17%	56.86%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(92)	$(760)	$(552)	$(541)	$(367)
Provision (credit) for credit losses	36	(75)	54	(38)	115
Total noninterest income	17,455	21,386	25,081	20,328	16,028
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	13,781	15,930	16,886	14,756	14,881
Occupancy, office furniture and equipment	754	953	1,046	1,108	1,105
Advertising	523	615	758	740	667
Data processing	542	570	549	508	583
Communications	135	152	168	161	194
Professional fees	917	379	569	520	704
Real estate owned	-	-	-	-	-
Loan processing expense	486	697	861	1,046	756
Other	814	1,261	1,641	617	2,701
Total noninterest expense	17,952	20,557	22,478	19,456	21,591
(Loss) income before income taxes (benefit) expense	(625)	144	1,997	369	(6,045)
Income tax (benefit) expense	(428)	194	684	71	(1,827)
Net (loss) income	$(197)	$(50)	$1,313	$298	$(4,218)

Efficiency ratio - QTD (non-GAAP)	103.39%	99.67%	91.64%	98.33%	137.86%
Efficiency ratio - YTD (non-GAAP)	97.74%	96.23%	94.62%	98.33%	116.99%

Loan originations	$470,650	$558,729	$634,109	$485,109	$458,363
Purchase	82.1%	88.9%	92.7%	93.0%	95.7%
Refinance	17.9%	11.1%	7.3%	7.0%	4.3%
Gross margin on loans sold(1)	3.74%	3.83%	3.93%	4.10%	3.51%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations